Exhibit 10(s)(5)
FOURTH AMENDMENT
TO THE TD BANKNORTH INC. 401(k) PLAN
     The TD Banknorth Inc. 401(k) Plan (the “Plan”) was last amended and restated effective generally January 1, 2004, and subsequently amended by First, Second and Third Amendments effective as of the dates stated therein. The Plan shall be further amended as set forth below.
     1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.
     2. Section 1.65(c) shall be amended by the addition of the following entities thereto:

Organization	Acquisition Date	Effective Date

Hudson United Bank	January 31, 2006	July 1, 2006
     3. The following subsections shall be added to Section 2.03:
     (d) This Paragraph (d) is effective January 31, 2006. Notwithstanding Section 2.01(a) to the contrary, and subject to Paragraph (e) below, the initial entry date of an Eligible Employee who is employed by a HUB Entity shall be July 1, 2006, if the employee has then completed one month of service. If the employee has not completed one month of service as of July 1, 2006, then he or she shall commence participation in accordance with Section 2.01(b).
     As used in this Paragraph, “HUB Entity” means any branch, agency or other organization or location that is acquired by the Company as part of the acquisition of Hudson United Bancorp and its subsidiaries (“HUB”).
     (e) Notwithstanding Paragraph (d), if an Eligible Employee was previously employed by Essex Holding Company, Inc. (“Essex”) immediately before commencing employment with a HUB Entity, and commenced such eligible employment in or around May, 2006, then:
     (i) effective on such date, his or her years of service with Essex shall be credited for participation and vesting purposes under this Plan; and
     (ii) he or she may commence participation on such date, provided he or she has then completed one month of service and a timely Participation Agreement has been filed with the Plan Administrator.
     4. This Fourth Amendment shall be effective as of January 31, 2006.
     IN WITNESS WHEREOF, to record the adoption of this Fourth Amendment, TD Banknorth Inc. has caused this instrument to be executed by its duly authorized officer this     day of        , 2006.

TD BANKNORTH INC.
By:
Its